Exhibit 10.6
AMENDMENT NO. 6 TO THE
PLATFORM SERVICES, TRANSFER AGENT AND REGISTRAR AGREEMENT
This Amendment No. 6 (“Amendment”), effective as of August 28, 2025 (“Amendment Effective Date”), is to the Platform Services, Transfer Agent and Registrar Agreement, dated as of December 23, 2020, by and between Securitize Transfer Agent LLC (“Securitize”) and Exodus Movement, Inc., (“Exodus”), as previously amended by Order Form No. 2 dated January 14, 2021, Amendment No. 3 dated April 20, 2022, Amendment No. 4 dated May 18, 2023, and Amendment
No. 5 dated November 30, 2023 (collectively, the “Agreement”).
R E C I T A L S

WHEREAS, subsequent to the execution of the Agreement, Securitize LLC was duly renamed Securitize Transfer Agent LLC, and all rights and obligations of Securitize LLC under the Agreement continue under the new name;
WHEREAS, this Amendment shall supersede and replace all prior agreements and understandings between Securitize and Exodus concerning Fees (as defined below);
WHEREAS, the parties now desire to amend the fee schedule to accommodate the issuance of additional classes of securities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
2.Amendments to the Agreement. As of the Amendment Effective Date, Section 2 (“Fees”) of Order Form No. 2 of the Agreement is hereby amended as follows:

a.The Service titled “Issuance of Securities” is amended to read in its entirety as follows:

Service Description	Fee	Due Date
Issuance of Securities Issuance of shares of a security class to investors, which will be reflected by the generation of Digital Tokens.	The fee for each subsequent issuance of a new class of security shall be $7,500 USD.	Due and payable prior to any issuance.

b.A new Service titled “Additional Share Class Project Setup” is added to the fee table, to read in its entirety as follows:

Service Description	Fee	Due Date

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Exhibit 10.6

Additional Share Class Project Setup Securitize will populate the investor-facing dashboard for the new token holders.	Fee is waived for the project initiated on or around the Amendment No. 6 Effective Date.	N/A

c.The Service titled “Transfer Agent Services” is supplemented with the following provision for additional share classes:

“For each additional share class launched after the Class A Common Stock, the following monthly fees shall apply, in addition to the fees for the existing Class A Common Stock:

0 - 100 Investors	$500/month
101 - 500 Investors	$1,000/month
501+ Investors	Fee to be determined upon discussion and mutual written agreement between the Parties

The investor count for each additional share class will be calculated independently and billed monthly in accordance with the terms of this Section.”

3.No Further Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect. In the event of conflicting terms between the Agreement and this Amendment, the terms set forth in this Amendment shall supersede the conflicting terms.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date set forth above.

Exodus Movement, Inc.	Securitize Transfer Agent LLC
By:/s/ James Gernetze	By: /s/ William Miller
Name: James Gernetzke	Name: William “Billy” Miller
Title: Chief Financial Officer	Title: Head of Transfer Agent
Date: 09 / 08 / 2025	Date: 09 / 08 / 2025

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